Exhibit 10.26

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of April 15, 2004, is entered into by and between Assured Guaranty Re Overseas Ltd. (formerly known as ACE Capital Re Overseas Ltd.), an insurance company registered and licensed under the laws of the Islands of Bermuda (“Seller”), and ACE Bermuda Insurance Ltd., an insurance company registered and licensed under the laws of the Islands of Bermuda (“Buyer”).

WITNESSETH:

WHEREAS, Seller is the beneficial and record holder of all of the issued and outstanding shares of capital stock (the “Shares”) of ACE Capital Title Reinsurance Company, a New York domiciled insurance company (the “Company”); and

WHEREAS, Seller wishes to sell, and Buyer wishes to purchase, the Shares in accordance with the terms and condition of this Agreement.

NOW THEREFORE, in consideration of the premises set forth above, and subject to the terms and conditions stated herein, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE OF SHARES

Section 1.1.                  Sale of Shares; Purchase Price.  Subject to the terms and conditions hereinafter set forth, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, the Shares at an aggregate purchase price equal to USD39,342,869 (the “Purchase Price”).

Section 1.2.                  Payment of Purchase Price.  Concurrently with the execution of this Agreement, Buyer shall deliver to Seller a non-negotiable note (in the form attached hereto as Exhibit A) in an amount equal to the Purchase Price.

Section 1.3.                  Delivery of Shares.  Concurrently with the execution of this Agreement but in no event prior to Seller’s receipt of the Purchase Price, Seller shall deliver to Buyer all stock certificates representing the Shares.  Such Shares shall be duly endorsed to Buyer or accompanied by duly executed instruments of transfer in the form attached hereto as Exhibit B.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

Section 2.1.                  Organization, Standing and Authority of Seller.  Seller is a company duly organized, validly existing and in good standing under the laws of the Islands of Bermuda and has all requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby.

Section 2.2.                  Execution and Delivery.  This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 2.3.                  Consents and Approvals.  The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller and the validity of the transactions contemplated hereby do not require Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or regulatory body or judicial authority.

Section 2.4.                  Noncontravention.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller or of the Company or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree.

Section 2.5.                  Capitalization; Title to Shares.  The authorized capital stock of the Company consists of 200,000 shares of common stock, 200,000 shares of which are issued and outstanding and comprise the Shares.  Seller owns beneficially and of record, free and clear of any claim, charge, preferential arrangement, lien or other encumbrance, all of the Shares. Upon payment for the Shares as herein provided, Buyer will acquire good and marketable title thereto, free and clear of any claim, option, call, subscription, warrant, charge, preferential arrangement, lien or other encumbrance.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows

Section 3.1.                  Organization, Standing and Authority of Buyer.  Buyer is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby.

Section 3.2                   Execution and Delivery.  This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 3.3.                  Consents and Approval.  The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer and the validity of the transactions contemplated hereby do not require Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or regulatory body or judicial authority.

Section 3.4.                  Noncontravention.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree.

Section 3.5.                  Investment Intent.  Buyer is acquiring the Shares for its own account and not for the purpose of a distribution.  Buyer will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to violate any registration provision of the Securities Act of 1933 or any applicable state “blue sky” laws.

ARTICLE IV
MISCELLANEOUS

Section 4.1.                  Notices.  Any notice or other communication required or permitted to be given hereunder shall be deemed given (i) two business days after being sent by Federal Express or any other recognized overnight courier service providing delivery confirmation or (ii) five business days after mailing by certified mail, valid postage prepaid and with return receipt requested, in each case addressed as follows to the person or entity to be notified:

If to Buyer:

ACE Bermuda Insurance Ltd.

The ACE Building

17 Woodbourne Avenue

Hamilton, Bermuda HM 08

Attention:  General Counsel

Telephone: (441) 295-5200

Facsimile: (441) 295-5221

If to Seller:

Assured Guaranty Re Overseas Ltd.

Victoria Hall

11 Victoria Street

Hamilton HM HX, Bermuda

Attention: Corporate Secretary

Telephone: (441) 297-9730

Facsimile: (441) 297-9704

with a copy to:

ACE Capital Re Inc.

1325 Avenue of the Americas

New York, NY 10019

Attention: General Counsel

Telephone: (212) 974-0100

Facsimile: (212) 581-3268

Either party may, by notice given in accordance with this Section 4.1 to the other party, designate another address or person for receipt of notices hereunder.

Section 4.2.                  Entire Agreement.  This Agreement (including the Exhibits hereto) contains the entire agreement between the parties with respect to the purchase of the Shares, and supersedes all prior agreements, written or oral, with respect thereto.

Section 4.3.                  Waivers and Amendment; Non-Contractual Remedies. Preservation of  Remedies.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 4.4.                  Survival of Representations and Warranties.  Each of Seller and Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder.

Section 4.5.                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of law rules thereof.

Section 4.6.                  Binding Effect; No Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither this Agreement, nor any right hereunder, may be assigned by either party without the written consent of the other party hereto.

Section 4.7.                  No Third Party Beneficiaries.  Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision contained herein.

Section 4.8.                  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 4.9.                  Headings.  The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

Section 4.10.               Further Assurances.                  Each of Seller and Buyer shall, at its own cost and expense, execute and do all such deeds, documents, acts and things as the other party may from time to time reasonably request as may be necessary to give full effect to this Agreement.

Section 4.11.               Books and Records.                   Seller shall transfer to Buyer all of the books and records of the Company (including without limitation all legal, underwriting and claims files) and all other data and information related to the operation and business of the Company and its in-force book of business as the Buyer shall reasonably request.

Section 4.12.  Transitional Services.  Seller will provide to the Company such accounting services as are reasonably necessary for the Company to prepare its second quarter 2004 GAAP and statutory financial statements (including all investment accounting, accounts receivable and payables).  Seller will also prepare and submit on behalf of the Company all statutory filings required to be made by the Company on or prior to June 30, 2004 or in respect of the calendar quarter ended June 30, 2004.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ASSURED GUARANTY RE OVERSEAS LTD.

By:
Name:
Title:

ACE BERMUDA INSURANCE LTD.

By:
Name:
Title:

EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAW.  THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE MAKER THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON.

ACE BERMUDA INSURANCE LTD.

FOR VALUE RECEIVED, the undersigned, ACE BERMUDA INSURANCE LTD., hereby promises to pay ASSURED GUARANTY RE OVERSEAS LTD. on the Maturity Date the sum of [                      ] ($), together with interest thereon (computed on the basis of a 360-day year of twelve 30-day months and compounded quarterly) at the rate of 1.5% per annum from the date hereof.

This Note is made by ACE Bermuda Insurance Ltd. as consideration for the purchase of 100% of the outstanding shares of capital stock of ACE Capital Title Reinsurance Company pursuant to the Stock Purchase Agreement, dated as of [           ], 2004, between ACE Bermuda Insurance Ltd. and Assured Guaranty Re Overseas Ltd.

This Note may be prepaid at any time.  Any overdue principal of, or interest on, this Note will bear interest, payable on demand, for each day until paid at a rate per annum equal to 2% per annum plus the rate otherwise payable hereunder.

Payments of principal hereof and interest hereon shall be made in lawful money of the United States of America.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles regarding choice of law.

As used herein, “Maturity Date” means the earlier of (i) June 30, 2004 and (ii) the date of the closing of the initial public offering of shares of Assured Guaranty Ltd.

ACE BERMUDA INSURANCE LTD.

By:
Name:
Title:

Date: [Insert date of SPA]

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Assured Guaranty Re Overseas Ltd. hereby sells, assigns and transfers unto ACE Bermuda Insurance Ltd. 200,000 shares of common stock of ACE Capital Title Reinsurance Company (the “Company”) standing in our name on the books of the Company, represented by Certificate Nos. 1 and 2, and Seller herewith directs that such stock certificates be transferred on the books of the Company with full power of substitution in the premises.

April [              ], 2004

Assured Guaranty Re Overseas Ltd.

By:
Name:
Title: